February 15, 2008

Exhibit to Item 77K

Changes in Registrant's Certifying Accountant

On April 13, 2007, KPMG LLP was dismissed as RiverSource Variable Portfolio Income Series, Inc. (the "Registrant") principal accountants. The Joint Audit Committee and the Board of Directors of the Registrant approved the dismissal of KPMG LLP on April 12, 2007.


The audit reports of KPMG LLP on the Registrant's financial statements for RiverSource Variable Portfolio - Core Bond Fund, RiverSource Variable Portfolio
- Diversified Bond Fund, RiverSource Variable Portfolio - Global Bond Fund, RiverSource Variable Portfolio - High Yield Bond Fund, RiverSource Variable Portfolio - Income Opportunities Fund and RiverSource Variable Portfolio - Short Duration U.S. Government Fund as of and for the fiscal period from September 1, 2006 to December 31, 2006 and the fiscal years ended August 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal period from September 1, 2006 to December 31, 2006, the two fiscal years ended August 31, 2006, and the subsequent interim period through April 13, 2007, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinions to the subject matter of the disagreement; or (ii) reportable events pursuant to paragraph (v) of Item 304(a)(1) of Regulation S-K.


The audit reports of KPMG LLP on the Registrant's financial statements for RiverSource Variable Portfolio - Global Inflation Protected Securities Fund as of and for the fiscal period from September 1, 2006 to December 31, 2006, for the fiscal year ended August 31, 2006 and for the period from September 13, 2004 (date the Fund became available) to August 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal period from September 1, 2006 to December 31, 2006, the fiscal year ended August 31, 2006 and the period from September 13, 2004 (date the Fund became available) to August 31, 2005, and the subsequent interim period through April 13, 2007, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinions to the subject matter of the disagreement; or (ii) reportable events pursuant to paragraph (v) of Item 304(a)(1) of Regulation S-K.


The Registrant has requested KPMG LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter dated February 15, 2008, from KPMG LLP is filed as Exhibit 77Q(1) to this Form N-SAR.


On April 12, 2007, the Board of Directors of the Registrant approved the engagement of Ernst & Young LLP (E&Y) as its independent auditors for the fiscal year ending December 31, 2007 to replace KPMG LLP. During the Registrant's fiscal period from September 1, 2006 to December 31, 2006 and the two fiscal years ended August 31, 2006 and 2005 for RiverSource Variable Portfolio - Core Bond Fund, RiverSource Variable Portfolio - Diversified Bond Fund, RiverSource Variable Portfolio - Global Bond Fund, RiverSource Variable Portfolio - High Yield Bond Fund, RiverSource Variable Portfolio - Income Opportunities Fund and RiverSource Variable Portfolio - Short Duration U.S. Government Fund, and the subsequent interim period preceding E&Y's appointment, neither the Registrant nor anyone on behalf of the Registrant consulted with E&Y on any matter regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that E&Y concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.


On April 12, 2007, the Board of Directors of the Registrant approved the engagement of Ernst & Young LLP (E&Y) as its independent auditors for the fiscal year ending December 31, 2007 to replace KPMG LLP. During the Registrant's fiscal period from September 1, 2006 to December 31, 2006, the fiscal year ended August 31, 2006 and the period from September 13, 2004 (date the Fund became available) to August 31, 2005 for RiverSource Variable Portfolio - Global Inflation Protected Securities Fund, and the subsequent interim period preceding E&Y's appointment, neither the Registrant nor anyone on behalf of the Registrant consulted with E&Y on any matter regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that E&Y concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.